UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2019
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On January 18, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ellie Mae, Inc. (the “Company”) approved new performance share grants (the “Performance Shares”) for the Company’s senior executive team (other than the Company’s Chief Executive Officer) for the performance period of January 1, 2019 through December 31, 2019 under the Company’s 2011 Equity Incentive Award Plan. The Committee also approved the performance goals and the vesting schedule underlying the Performance Shares for all eligible executives. In accordance with the Company’s corporate governance policies, the Committee submitted its recommendation for a similar Performance Share grant (in the amount detailed below) for the Company’s Chief Executive Officer, which was also approved by the Board on January 18, 2019.
Each Performance Share represents the right to receive up to two restricted stock units, based upon the Company’s level of achievement of the performance goals established by the Committee for the performance period. In addition, the participant must remain employed by the Company following the performance period in order to earn the restricted stock units underlying his or her Performance Shares. Each restricted stock unit represents the right to receive one share of the Company’s common stock upon the vesting of such restricted stock unit.
The performance goals may not be changed for a performance period once set except to reflect extraordinary events, changes in any applicable accounting standards or generally accepted accounting principles, and any unforeseen impact due to the adoption of certain accounting standards.
The following table sets forth the number of Performance Shares granted to each of the Company’s executive officers:

Executive	Title	Number of Performance Shares
Jonathan Corr	President & CEO	37,615
Daniel Madden	EVP, Chief Financial Officer	13,679
Brian Brown	EVP, General Counsel	7,523
Carina Cortez	EVP, People	5,472
Cathleen Schreiner Gates	EVP, Sales & Marketing	9,575
Joseph Tyrrell	EVP, Strategy & Technology	11,627
The number of restricted stock units issuable pursuant to the Performance Shares will be based on the Company’s achievement of certain financial goals related to revenue per loan and growth in market share.
Restricted stock units earned, if any, under the Performance Shares will be issued in the first quarter of 2020 after the Committee determines the Company’s level of achievement of the performance goals (the “Determination Date”), with 25% of the restricted stock units being immediately vested and the remaining restricted stock units vesting with respect to 25% of the restricted stock units on each of the first three anniversaries of the Determination Date, subject to continuous service of the participant through such dates. Upon the vesting of any restricted stock units, the participant will receive a number of shares of the Company’s common stock equal to the number of restricted stock units that vest on the applicable vesting date.

The foregoing description of the Performance Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Performance Share Award Agreement, a copy of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2019	ELLIE MAE, INC.
By: /s/ Brian Brown
Name: Brian Brown
Executive Vice President and General Counsel